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                                                                    EXHIBIT 99.1

                         [LETTERHEAD OF IKOS SYSTEMS]


Editorial Contacts:

IKOS Systems, Inc.                       Morgen-Walke Associates
Joseph Rockom                            Doug Sherk/Suzanne Craig/Lisa Laukkanen
Chief Financial Officer                  (415) 296-7383
Tel. (408) 366-8514                      Elissa Grabowski/Jill Ruja
                                         (212) 850-5698


FOR IMMEDIATE RELEASE

          IKOS SYSTEMS COMPLETES ACQUISITION OF VIRTUAL MACHINE WORKS

CUPERTINO, CA/May 28, 1996--IKOS Systems, Inc. (Nasdaq: IKOS) announced today that it has completed its acquisition of Virtual Machine Works, Inc. (VMW), a privately-held developer of emulation technology located in Cambridge, Mass. The transaction was consummated through the payment of approximately $10 million cash and approximately 200,000 shares of IKOS common stock and stock options. VMW will operate as a division of IKOS Systems, with engineering development remaining in Cambridge.

     IKOS Systems, Inc. is a technology leader in high-performance, mixed-level hardware and software simulation for high-level, language-based design. The Company's mission is to be the leading supplier of high-performance design verification solutions for language-based (VHDL and Verilog) design. The Company's products help designers dramatically reduce product development cycles for very complex, high-performance systems containing multiple ASICs and full-custom ICs. With headquarters in Cupertino, California, IKOS supports direct sales operations in North America, UK, France, Germany and Japan, and a distribution network throughout Europe and Asia.

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